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                                                                   EXHIBIT 4.14

                                     FORM OF

            COLLATERAL AGENCY AND SECOND LIEN INTERCREDITOR AGREEMENT

                  This COLLATERAL AGENCY AND SECOND LIEN INTERCREDITOR AGREEMENT (this "Agreement") is made and entered into as of ____________, 2002, by and among J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee (the "Notes Trustee") for the benefit of the holders of the Notes (as hereinafter defined) under the Notes Indenture (as hereinafter defined), J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee under the Bond Indenture (as hereinafter defined) (the "Bond Trustee"; the Notes Trustee and the Bond Trustee are hereinafter sometimes collectively referred to as the "Beneficiaries" and individually as a "Beneficiary") for the benefit of the holders of the Bonds (as hereinafter defined) under the Bond Indenture, and J.
P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, in its capacity as Collateral Agent (as hereinafter defined) hereunder. All initially capitalized terms used herein, unless otherwise specifically defined herein, shall have the respective meanings assigned thereto in Section 1 hereof.

                  WHEREAS, pursuant to the Notes Indenture, the Company has issued the Notes;

                  WHEREAS, pursuant to the Bond Indenture, the Bond Issuer has issued the Bonds;

                  WHEREAS, pursuant to the terms of the Bond Loan Agreement, the Bond Issuer has loaned the proceeds derived from the sale or exchange of the Bonds to the Company;

                  WHEREAS, the Company has executed and delivered each of the Deeds of Trust for the benefit of the Notes Trustee and the Bond Issuer, to secure the Secured Debt;

                  WHEREAS, pursuant to the terms of the Bond Indenture and the Bond Assignment Agreement, the Bond Issuer has assigned certain of its right, title and interest in the Bond Loan Agreement, Deeds of Trust and other Bond Documents to the Bond Trustee;

                  WHEREAS, the Beneficiaries hereby desire to set forth their agreement with respect to the enforcement, exercise and administration of their respective rights, interests, powers and authorities as beneficiaries and/or secured parties under the respective Deeds of Trust and any other security documents now or hereafter made, given or granted in favor of each of the Beneficiaries with respect to all or any portion of the Collateral.

                  Therefore, in consideration of the foregoing and the mutual covenants set forth below, the parties hereby agree as follows.

                  1. Definitions. For purposes of this Agreement:

                  "Bankruptcy Law" means Title 11, United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.

                  "Bankruptcy Proceeding" means any proceeding commenced under any Bankruptcy Law.

                  "Beneficiaries" means the Notes Trustee and the Bond Trustee and their respective successors under the terms of the Notes Indenture and Bond Indenture, respectively, regardless of whether or not, in connection with the appointment of any such successor, the rights of the Notes Trustee or Bond Trustee, as the case may be, under the Deeds of Trust, or any of them, or this Agreement, have been formally and specifically assigned to such successor trustee by separate instrument. For purposes of convenience in this Agreement, references to any Notes Debt, Secured Debt and/or other debt being held by the Notes Trustee as a Beneficiary, shall be understood to mean Notes Debt, Secured Debt and/or other debt being held by the respective holders of the Notes.



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                  "Bond Assignment Agreement" means that certain Assignment and
Transfer of Deeds of Trust and Security Agreement dated as of ______________, 2002, from the Bond Issuer to the Bond Trustee.

                  "Bond Debt" means, collectively, the Bond Loan and all other obligations, liabilities and indebtedness owing by the Company to the Bond Issuer, the Bond Trustee and/or the holders of the Bonds, including, without limitation, principal, repurchase price, and interest (including, without limitation, any interest accruing after the commencement of a Bankruptcy Proceeding with respect to the Company, whether or not such interest is allowed as a claim in such Bankruptcy Proceeding), fees and premiums owing by the Company to the Bond Trustee and/or the holders of the Bonds (including, without limitation, reasonable attorneys' fees and disbursements), and all other amounts owing under the Bond Loan Agreement, Deeds of Trust or any of the other Bond Documents.

                  "Bond Documents" means, collectively, the Bonds, the Bond Indenture, the Bond Loan Agreement, the Bond Assignment Agreement, the Deeds of Trust and all other documents, instruments and agreements now or hereafter evidencing, governing, securing or otherwise pertaining to the Bond Loan or the Bonds or otherwise executed and delivered by or on behalf of the Company or any other party in connection with the Bond Loan or the Bonds or any of the foregoing documents, together with all amendments, modifications, renewals, substitutions and replacements of or to any of the foregoing.

                  "Bond Indenture" means that certain Indenture of Trust dated as of __________, 2002 between the Bond Issuer and the Bond Trustee, pursuant to which the Bonds were issued, as in effect on the date hereof and as amended, supplemented, restated or otherwise modified from time to time.

                  "Bond Issuer" means the City of Weirton, West Virginia, a municipal corporation duly organized and existing under the Constitution and laws of the State of West Virginia.

                  "Bond Loan" means the loan made or deemed to have been made by the Bond Issuer to the Company in the aggregate principal amount of $_________ pursuant to the terms of and as evidence by the Bond Loan Agreement.

                  "Bond Loan Agreement" means that certain Agreement dated as of ___________, 2002 between Company and the Bond Issuer, as assigned to the Bond Trustee pursuant to the terms of the Bond Indenture, and as amended, supplemented, restated or otherwise modified from time to time.

                  "Bond Trustee" means J.P. Morgan Trust Company, National Association, a national banking association, in its capacity as trustee under the Bond Indenture, until a successor trustee shall have become such pursuant to the applicable provisions of the Bond Indenture, and thereafter "Bond Trustee" shall mean such successor.

                  "Bonds" means those certain Secured Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 2002 issued by the Bond Issuer pursuant to the Bond Indenture.

                  "Collateral" means, collectively, (i) the Tandem Mill Collateral, (ii) the Tin Mill Collateral, (iii) the Hot Mill Collateral, (iv) all other real or personal property hereafter pledged to or mortgaged or conveyed by deed of trust, mortgage, deed to secure debt, security agreement or otherwise to each of the Beneficiaries to secure all or any portion of both the Bond Debt and the Notes Debt, (v) all proceeds of any of the foregoing, and (vi) all other assets of the Company or any Subsidiary or affiliate thereof on which each of the Beneficiaries are granted a Lien to secure all or any portion of both the Bond Debt and the Notes Debt. Notwithstanding the foregoing, the Collateral shall not include any assets or properties consisting of the "Project" as defined in the Bond Loan Agreement.

                  "Collateral Agent" has the meaning assigned thereto in Section
2.1 hereof.

                  "Company" means Weirton Steel Corporation, a Delaware corporation, together with its such successors and assigns as are permitted under the terms of the Notes Indenture and Bond Loan Agreement.

                  "Controlling Party" has the meaning assigned thereto in
Section 4 hereof.



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                  "Credit Documents" means collectively, the Bond Documents and the Notes Documents.

                  "Deeds of Trust" means, collectively, (i) the Hot Mill Deed of Trust, (ii) the Tandem Mill Deed of Trust, (iii) the Tin Mill Deed of Trust,
(iv) the Security Agreement and (v) any other deed of trust, mortgage, deed to secure debt, security agreement or other instrument encumbering any Collateral which is given or made by the Company or any Subsidiary thereof to or for the benefit of each of the Beneficiaries to secure all or any portion of both the Bond Debt and the Notes Debt.

                  "Excluded Indebtedness" means any Bonds or Notes which are owned by or held for the account of the Company, the Bond Issuer or any other obligor on the Bonds or Notes, or any Subsidiary or affiliate thereof, unless all Bonds and all Notes are owned by or held for the account of one or more such Persons.

                  "Hot Mill Collateral" means the real property constituting the Company's Hot Strip Mill located at Company's Weirton, West Virginia steel-making facility, which converts slabs into flat rolled coils, together with all equipment and fixtures now or hereafter located thereon (whether or not later moved), as described with particularity in the Hot Mill Deed of Trust, together with all other property, real or personal, conveyed by or pledged under or pursuant to the Hot Mill Deed of Trust and/or the Security Agreement and otherwise described as "Property" or "Collateral", respectively, therein; provided, however, that only that portion of the "Collateral" described in the Security Agreement which is located on, is used in connection with or is proceeds of the Hot Strip Mill shall be included as part of the "Hot Mill Collateral."

                  "Hot Mill Deed of Trust" means that certain Deed of Trust dated as of ______________, 2002, made by the Company in favor of Joyce Ofsa, as trustee, for the benefit of the Notes Trustee and Bond Issuer, as beneficiaries, and encumbering the portion of the Hot Mill Collateral which constitutes real property, as the Bond Issuer's rights thereunder have been assigned to the Bond Trustee pursuant to the Bond Indenture and Bond Assignment Agreement, and as amended, supplemented, restated or otherwise modified from time to time.

                  "Lien" means, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property.

                  "Master Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of _____________, 2002, by and among each Beneficiary, the Collateral Agent on behalf of the Beneficiaries, and Fleet Capital Corporation, as agent for certain lenders to the Company, as amended, modified, supplemented or restated from time to time.

                  "Minority Party" has the meaning assigned thereto in Section 4 hereof.

                  "Notes" means those certain 10% Senior Secured Notes due 2008, issued by Company pursuant to the Notes Indenture.

                  "Notes Debt" means, collectively, the indebtedness evidenced by the Notes and all other obligations, liabilities and indebtedness owing by the Company to the Notes Trustee and/or the holders of the Notes, including, without limitation, principal and interest (including, without limitation, any interest accruing after the commencement of a Bankruptcy Proceeding with respect to the Company, whether or not such interest is allowed as a claim in such Bankruptcy Proceeding), fees and premiums owing by the Company to the Notes Trustee and/or the holders of the Notes (including, without limitation, reasonable attorneys' fees and disbursements), and all other amounts owing under the Notes Indenture, Deeds of Trust or any of the other Notes Documents.

                  "Notes Documents" means, collectively, the Notes, the Notes Indenture, the Deeds of Trust and all other documents, instruments and agreements now or hereafter evidencing, governing, securing or otherwise pertaining to the Notes or otherwise executed and delivered by or on behalf of the Company or any other party in connection with the Notes or any of the foregoing documents, together with all amendments, modifications, renewals, substitutions and replacements of or to any of the foregoing.



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                  "Notes Indenture" means that certain Indenture dated as of
__________, 2002 between the Company and the Notes Trustee, pursuant to which the Notes have been issued, as in effect on the date hereof, and as amended, supplemented, restated or otherwise modified from time to time.

                  "Notes Trustee" means J.P. Morgan Trust Company, National Association, a national banking association, in its capacity as trustee under the Notes Indenture, until a successor trustee shall have become such pursuant to the applicable provisions of the Notes Indenture, and thereafter "Notes Trustee" shall mean such successor.

                  "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, or government or any agency or political subdivision thereof or any other form of entity.

                  "Proceeds" has the meaning assigned thereto in Section 6 hereof.

                  "Security Agreement" means that certain Security Agreement, dated as of ____, 2002, made by the Company for the benefit of the Bond Issuer and the Notes Trustee and encumbering a portion of the Hot Mill Collateral, Tandem Mill Collateral and Tin Mill Collateral which constitutes personal property, as the Bond Issuer's rights thereunder have been assigned to the Bond Trustee pursuant to the Bond Indenture and Bond Assignment Agreement, and as amended, supplemented, restated or otherwise modified from time to time.

                  "Secured Debt" means, collectively, the Bond Debt and the Notes Debt.

                  "Subsidiary" means any entity of which another entity owns, directly or indirectly through one or more intermediaries, more than 50% of the voting interests at the time of determination.

                  "Tandem Mill Collateral" means the real property constituting Company's No. 9 Tandem Mill located at Company's Weirton, West Virginia steel-making facility, together with all equipment and fixtures now or hereafter located thereon (whether or not later moved), as described with more particularity in the Tandem Mill Deed of Trust, together with all other property, real or personal, conveyed by or pledged under or pursuant to the Tandem Mill Deed of Trust and/or the Security Agreement and otherwise described as "Property" or "Collateral", respectively, therein; provided, however, that only that portion of the "Collateral" described in the Security Agreement which is located on, is used in connection with or is proceeds of the No. 9 Tandem Mill shall be included as part of the "Tandem Mill Collateral".

                  "Tandem Mill Deed of Trust" means that certain Deed of Trust, dated as of ______________, 2002, made by the Company in favor of Joyce Ofsa, as trustee, for the benefit of the Notes Trustee and Bond Issuer, as beneficiaries, and encumbering the portion of the Tandem Mill Collateral which constitutes real property, as the Bond Issuer's rights thereunder have been assigned to the Bond Trustee pursuant to the Bond Indenture and Bond Assignment Agreement, and as amended, supplemented, restated or otherwise modified from time to time.

                  "Tin Mill Collateral" means the real property constituting Company's Tin Mill located at Company's Weirton, West Virginia steel-making facility, together with all equipment and fixtures now or hereafter located thereon (whether or not later moved), as described with more particularity in the Tin Mill Deed of Trust (excluding the assets set forth in Exhibit B to the Tin Mill Deed of Trust), together with all other property, real or personal, conveyed by or pledged under or pursuant to the Tin Mill Deed of Trust and/or the Security Agreement and otherwise described as "Property" or "Collateral", respectively, therein; provided, however, that only that portion of the "Collateral" described in the Security Agreement which is located on, is used in connection with or is proceeds of the Tin Mill shall be included as part of the "Tin Mill Collateral".

                  "Tin Mill Deed of Trust" means that certain Deed of Trust dated as of ______________, 2002, made by the Company in favor of Joyce Ofsa, as trustee, for the benefit of the Notes Trustee and Bond Issuer, as beneficiaries, and encumbering the portion of the Tin Mill Collateral which constitutes real property, as the Bond Issuer's rights thereunder have been assigned to the Bond Trustee pursuant to the Bond Indenture and Bond Assignment Agreement, and as amended, supplemented, restated or otherwise modified from time to time

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                  2. Appointment of Collateral Agent

                  2.1 Appointment, Powers and Immunities

                           (a) The Notes Trustee (for itself and on behalf of
the holders of the Notes) and the Bond Trustee (for itself and on behalf of the holders of the Bonds) hereby irrevocably (i) designate, appoint and authorize J.P. Morgan Trust Company, National Association, a national banking association (together with any successor Collateral Agent appointed pursuant to Section 2.6 hereof, the "Collateral Agent") to act as Collateral Agent hereunder with such powers as are specifically delegated to Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, and (ii) authorize and direct the Collateral Agent to execute, deliver and perform the Master Intercreditor Agreement, in its capacity as Collateral Agent hereunder and thereunder on behalf of the Notes Trustee and Bond Trustee.

                           (b) The Collateral Agent hereby accepts its
appointment as the Collateral Agent hereunder upon the terms and conditions of this Agreement, and hereby agrees to act as representative and bailee with respect to any Proceeds delivered to the Collateral Agent pursuant to this Agreement for the benefit of the Beneficiaries upon and subject to the terms and conditions of this Agreement.

                           (c) Collateral Agent (i) shall have no duties or
responsibilities except those expressly set forth in this Agreement and, subject to Section 2.5 hereof, the Master Intercreditor Agreement; (ii) shall not be responsible to the Beneficiaries for any recitals, statements, representations or warranties contained in this Agreement or in the Master Intercreditor Agreement, or in any certificate or other document referred to or provided for in, or received by any of them in connection with this Agreement or the Master Intercreditor Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Master Intercreditor Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (other than the Collateral Agent) to perform any of its obligations hereunder or thereunder; and (iii) except as expressly provided herein, shall not be responsible to the Beneficiaries for any action taken or omitted to be taken by it hereunder or under the Master Intercreditor Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  2.2 Reliance by Collateral Agent. Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram, cable or email) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, without inquiry or investigation and upon advice and statements of legal counsel, independent accountants and other experts selected by Collateral Agent in good faith. As to any matters not expressly provided for by this Agreement, Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Controlling Party to the extent such instructions are otherwise consistent and in compliance with the terms hereof. Any action taken or failure to act pursuant to the instructions of the Controlling Party shall be binding on the Bond Trustee and the Notes Trustee provided that such instructions are otherwise consistent and in compliance with the terms hereof. Collateral Agent shall have no obligation to take or not to take any action pursuant to any instructions of (a) any holder of Notes or any group of holders of Notes (regardless of the percentage of the outstanding Notes Debt held by such holder or holders of Notes), except for instructions in writing received by Collateral Agent from the Notes Trustee, or (b) any holder of Bonds or any group of holders of Bonds (regardless of the percentage of the outstanding Bonds held by such holder or holders of Bonds), except for instructions in writing received by Collateral Agent from the Bond Trustee, except, in either case, to the extent that such holders have the legal right to direct such action or prevent any action under the terms of the applicable Credit Documents.

                  2.3 Non-Reliance on Collateral Agent and Other Lenders. Collateral Agent has no responsibility to make and has made no representation and has not furnished documents or information to support any credit analysis by Notes Trustee or Bond Trustee, and neither Notes Trustee nor Bond Trustee may claim reliance on Collateral Agent. Collateral Agent shall not be required to keep itself informed as to the performance or observance by any Person of any



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term or provision of any Credit Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company. Collateral Agent shall not have any duty or responsibility to provide Notes Trustee or Bond Trustee with any credit or other information concerning the affairs, financial condition or business of the Company that may come into the possession of Collateral Agent.

                  2.4 Failure to Act. Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder and under the Master Intercreditor Agreement unless it shall receive further assurances to its satisfaction from the Beneficiaries that Collateral Agent shall have no liability to the Beneficiaries as a result of any such action.

                  2.5 Master Intercreditor Agreement.

                           (a) Each Beneficiary hereby authorizes, instructs and
directs the Collateral Agent on behalf of such Beneficiary and without the requirement of further instruction from such Beneficiary to (i) execute and deliver any subordination agreement, intercreditor agreement or any other similar agreement pursuant to the provisions of Section 10(h) of the Master Intercreditor Agreement or on behalf of, or which agreement is otherwise binding upon, the Beneficiaries or either of them (each, an "Additional Intercreditor Agreement"), or (ii) execute and deliver or otherwise cause to occur, by consent, acquiescence or otherwise, a release of any portion of the Collateral or a subordination of either Beneficiary's interest in the Collateral, in each case, to the extent required under the Master Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Agreement or in the Master Intercreditor Agreement, the Collateral Agent shall not, without the prior written consent and direction of each of the Beneficiaries, enter into, execute, deliver or otherwise agree to any amendment, modification or supplement to or any restatement or confirmation of or any waiver of any term or provision set forth in, the Master Intercreditor Agreement or any Additional Intercreditor Agreement or of any of the rights of the Collateral Agent, on behalf of the Beneficiaries, thereunder. The Beneficiaries shall indemnify and hold the Collateral Agent harmless from any liability or expense incurred by the Collateral Agent in connection with any action taken or omitted to be taken by the Collateral Agent under the Master Intercreditor Agreement upon and in compliance with the written consent and direction of each of the Beneficiaries.

                           (b) In the event that either the Notes Debt or the
Bond Debt which is secured by the Collateral has been fully repaid and the applicable Beneficiary's interest in the Collateral has been released by such Beneficiary and thus, this Agreement is to be terminated in accordance with its terms, the Collateral Agent shall assign all of its right, title and interest in, to and under, and all of its obligations under, the Master Intercreditor Agreement to the Beneficiary which continues to have an interest in the Collateral, or any portion thereof. This Section 2.5(b) shall survive the termination of this Agreement.

                  2.6 Removal; Resignation.

                           (a) The Collateral Agent may be removed at any time
by the Controlling Party by an instrument in writing delivered to the Collateral Agent and the Minority Party. Collateral Agent may resign at any time by giving thirty (30) days prior written notice thereof to each of the Beneficiaries. In the event of any such removal or resignation, the Controlling Party shall have the right to appoint a successor Collateral Agent reasonably acceptable to the Minority Party. The removal or resignation of the Collateral Agent shall not take effect until the appointment of a successor Collateral Agent.

                           (b) Upon the acceptance of any appointment as
Collateral Agent hereunder by a successor Collateral Agent and the delivery of any Collateral or Proceeds that may be in the possession of the former Collateral Agent, (i) the successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the former Collateral Agent, and shall execute and deliver such instrument acknowledging same, as may be reasonably requested by the agent for the lenders to the Company pursuant to the Master Intercreditor Agreement, (ii) the former Collateral Agent shall have no further duties and obligations hereunder and (iii) the former Collateral Agent shall, at the expense of the Beneficiaries and upon the written request of the successor Collateral Agent and without representation, warranty or recourse, execute and deliver such documents, instruments and agreements as are reasonably necessary to effect an assignment of the rights and obligations of the former Collateral Agent to the successor Collateral Agent including, without limitation, an assignment of its rights and obligations under the Master Intercreditor



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Agreement. After any former Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 2 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

                  3. Pari Passu Priority; Lien Priority.

                           (a) The Notes Trustee hereby agrees that each Lien of
the Notes Trustee for the benefit of the holders of the Notes in the property and assets constituting the Collateral pursuant to the Notes Documents, to the extent of the obligations secured by such Lien (provided that the aggregate principal amount of the indebtedness secured by such Liens shall not exceed $____________) shall be equal in priority with each Lien of the Bond Trustee for the benefit of the holders of the Bonds in the property and assets constituting the Collateral pursuant to the Bond Documents, to the extent of the obligations secured by such Lien (provided that the aggregate principal amount of the indebtedness secured by such Lien shall not exceed $________________).

                           (b) The Bond Trustee hereby agrees that each Lien
held by the Bond Trustee for the benefit of the holders of the Bonds in the property and assets constituting the Collateral pursuant to the Bond Documents, to the extent of the obligations secured by such Lien (provided that the aggregate principal amount of the indebtedness secured by such Lien shall not exceed $_____________) shall be equal in priority with each Lien of the Notes Trustee on behalf of the holders of the Notes in the property and assets constituting the Collateral pursuant to the Notes Documents, to the extent of the obligations secured by such Lien (provided that the aggregate principal amount of indebtedness secured by such Liens shall not exceed $____________).

                           (c) The priorities of the Liens established, altered
or specified herein are applicable irrespective of:

                                   (i) the time or order of attachment or
perfection thereof;

                                   (ii) the method of perfection;

                                   (iii) the time or order of filing or
recording of financing statements, mortgages, deeds of trust, or any other instruments; or

                                   (iv) any amendments to the Liens established,
altered or specified herein, provided that such amendment does not alter the aggregate principal amount of the indebtedness secured by such Lien; and

                                   (v) the time or order of foreclosure, taking
of possession or the exercise of any remedy.

provided, however, that the priorities of any Liens which are not established, altered or specified herein shall be unaffected and shall exist and continue in accordance with applicable law. The agreements in this Section 3(c) are solely for the purpose of establishing the relative priorities of the interests of the Beneficiaries in the Collateral and shall not inure to the benefit of any other Person.

                  4. Controlling Party. The Beneficiary or Beneficiaries holding a majority in principal amount of indebtedness secured by the Collateral (excluding, however, the principal amount of any Excluded Indebtedness) (the "Controlling Party") shall have the sole right, without the affirmative consent of, but with written notice to, any other Beneficiary or Beneficiaries (the "Minority Party"), and on behalf of itself and each Beneficiary to (a) take any action, or fail to take any action, to enforce or exercise (or decline to exercise) any right or remedy with respect to the Collateral and to foreclose upon, collect and dispose of the Collateral or any portion thereof in accordance with one or more of the applicable Deeds of Trust and (b) exercise any right or remedy, or decline to exercise any right or remedy, with respect to the Collateral in accordance with one or more of the applicable Deeds of Trust in any Bankruptcy Proceeding, including, without limitation, any right of election under Sections 1111(b) or 365(h) of the Bankruptcy Code, any other rights of election, determinations, proofs of claims or other rights or remedies in connection with any Bankruptcy


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Proceeding; provided that each Minority Party shall have the right to file its own proof(s) of claim in any Bankruptcy Proceeding.

                  5. Rights of Minority Party. In accordance with Section 4 hereof, the Minority Party agrees (regardless of whether any Beneficiary agrees, disagrees or abstains with respect to any action or failure to act by the Controlling Party) that the Controlling Party shall have the authority to act or fail to act, as it deems necessary in its sole discretion, with respect to the rights and remedies of all of the Beneficiaries with respect to the Collateral and that the Controlling Party shall have no liability for acting or failing to act (provided such action or failure to act does not conflict with the express terms of this Agreement). Each Beneficiary further acknowledges and agrees that the only right of such Beneficiary with respect to the Collateral is to be secured by the Collateral as and to the extent provided in its respective Credit Documents and as provided herein and to receive a share of the Proceeds (as hereinafter defined) of the Collateral, if any, to the extent provided under
Section 6 hereof; provided, however, that, in no event shall any rights or benefits accorded any Beneficiary include any right to challenge, contest or dispute any action taken or not taken, with respect to the Collateral by the Controlling Party, the Collateral Agent or the other Beneficiary in accordance with this Agreement, and in no event shall any security interest granted to any Beneficiary entitle such Beneficiary to enforce its respective rights in respect of the Collateral except through the Controlling Party and the Collateral Agent in accordance with this Agreement; provided, further, that notwithstanding the foregoing, no provision of this Agreement shall be construed to relieve the Controlling Party from liability for its own grossly negligent action, its own grossly negligent failure to act, its own willful misconduct or any action taken by it in bad faith. In addition, the Minority Party agrees that it (a) will release all Liens in all or any portion of the Collateral (to the extent of its respective interest therein) in the event that the Controlling Party elects to sell all or any portion of the Collateral in exercising any right or remedy with respect to the Collateral; and (b) waives any right of election, determination, proof of claim (except as set forth in the last proviso set forth in Section 4 hereof) or other rights or remedies in connection with any Bankruptcy Proceeding with respect to the Collateral. Each of the Beneficiary's hereby agrees that it
(i) shall not contest or challenge the validity, perfection or priority of the other Beneficiaries' Liens with respect to the Collateral; and (ii) waives any right of claim of equitable subordination which it may have in connection with the bankruptcy of any Person.

                  6. Collection and Distribution of Proceeds. The Beneficiaries each agree that all money, funds or property collected or acquired with respect to the Collateral (including, without limitation, any net condemnation proceeds or other awards, insurance or other loss recoveries which are required or permitted under each of the Credit Documents to be applied to the indebtedness secured thereby and any property (real and personal) and any amounts in respect of any deficiency recoveries) (collectively, "Proceeds") in connection with the enforcement or exercise of any right or remedy with respect to the Collateral following the acceleration of the Secured Debt of the Company by either of the Beneficiaries or in connection with a sale, exchange, refinancing or other disposition of any portion of the Collateral which is permitted under the Bond Documents, the Note Documents or the Master Intercreditor Agreement and complies with the terms thereof and is not otherwise held in a Pledged Account (as such term is defined in the Master Intercreditor Agreement and/or the Security Agreement and upon the terms and conditions of the Master Intercreditor Agreement or the Bond Documents or Note Documents), shall be directed to the Collateral Agent, which Collateral Agent shall be instructed by the Controlling Party to distribute such Proceeds in the following order of priority: First: to the payment to the Collateral Agent in respect of all reasonable expenses in connection with the collection or realization of such Proceeds or the administration of this Agreement in connection with the collection or realization of such Proceeds; Second: to the payment to each Beneficiary in respect of all reasonable expenses in connection with the collection or realization of such Proceeds or the administration of this Agreement in connection with the collection or realization of such Proceeds; Third: to each Beneficiary, a proportion of such remaining Proceeds in the same proportion as the total principal amount of the outstanding Secured Debt secured by a Lien on the Collateral held by such Beneficiary bears to the total amount of principal amount of the outstanding Secured Debt secured by Liens on the Collateral held by all Beneficiaries until all such Secured Debt of such Beneficiary has been paid in full disregarding any reduction of any such Secured Debt arising or occurring because of a foreclosure (or the exercise of any other right or remedy with respect to the Collateral); Fourth: after full payment of all Secured Debt, to the Company, except as a court of competent jurisdiction may otherwise direct. The foregoing distribution of Proceeds shall be subject to the terms and provisions of the Master Intercreditor Agreement to the extent then in effect.

                  7. Directions to Collateral Agent. The Collateral Agent may at any time request directions from the Controlling Party with respect to any Credit Document of any Beneficiary as to any course of action or other matter relating hereto or to such Credit Document of any Beneficiary. Except as otherwise provided in Section 2.5 hereof, directions given by the Controlling Party or Collateral Agent hereunder shall be binding on all Beneficiaries for all purposes (provided such directions do not conflict with the express terms of this Agreement).

                  8. Enforcement of Rights by Beneficiaries. Each Beneficiary agrees not to take any action whatsoever to enforce any of its rights in respect of the Collateral except through the Controlling Party in accordance with Sections 4, 5 and 6 hereof unless reasonably requested to do so by the Controlling Party in connection with the Controlling Party's exercise or enforcement of the Beneficiaries' rights and/or remedies under the Deeds of Trust and then only to the extent so requested; provided, however, that this Agreement shall not prevent any Beneficiary from enforcing or exercising any right or remedy, to the extent that such enforcement or exercise of rights or remedies does not impair the security interest or the rights and/or remedies of the Controlling Party or any other Beneficiary in the Collateral or otherwise,
(i) with respect to Collateral granted to it alone and not to all other Beneficiaries by its respective Credit Documents, (ii) with respect to any collateral given or made to or in favor of such Beneficiary which is not otherwise Collateral or (iii) with respect to any of the payment and/or performance obligations owing to it under its respective Credit Documents; nor shall this Agreement grant any of the Beneficiaries any right or remedy pursuant to the Credit Documents of the other Beneficiaries. Each Beneficiary waives any requirement for marshaling of assets by the other Beneficiaries in connection with any foreclosure or realization of Liens on any collateral other than the Collateral (including the proceeds thereof) and any other principle of election of remedies.

                  9. Payment of Secured Debt. In the event that any payment in respect of, or distribution of the Collateral required to be directed to the Collateral Agent pursuant to Section 6 hereof, of any kind or character, whether in cash, property or securities, shall be received by any Beneficiary before all Secured Debt secured by the Collateral is paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to, the Beneficiaries in accordance with Section 6 hereof.

                  10. Communications. Each of the Beneficiaries agrees to transmit to all other Beneficiaries a copy of any communication sent by such Beneficiary to the Company or any other Person (contemporaneously with the transmittal of any such communication) with respect to any event of default, any acceleration of indebtedness, or any notice of sale of any Collateral as a result of a default. Any failure by any Beneficiary to furnish a notice pursuant to this Section 10 shall in no way diminish the rights of such party hereunder.

                  11. Governing Law; Transfer or Assignment of Rights. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law, and shall be binding upon and inure to the benefit of the Beneficiaries and their respective successors, designees and assigns. Any transferee or assignee (as may be permitted under the respective Notes Indenture or Bond Indenture) of either the Notes Trustee or the Bond Trustee shall, as a condition to such transfer or assignment, deliver to all parties hereto a written agreement by which such transferee or assignee agrees to be bound by the obligations imposed by this Agreement upon the Notes Trustee or the Bond Trustee, as applicable, to the same extent as if such transferee or assignee was either the Notes Trustee or the Bond Trustee hereunder. Such transferee or assignee, along with either the Notes Trustee or the Bond Trustee, as applicable, shall execute all other documents and instruments reasonably necessary to evidence or carry out the provisions of the preceding sentence.

                  12. No Third Party Beneficiaries. This Agreement is solely for the purpose of establishing the relative interests of the Notes Trustee, the holders of the Notes, the Bond Issuer, the Bond Trustee and the holders of the Bonds, and is not for the benefit of any other party other than the Collateral Agent. No Person shall have the right to enforce any of the provisions hereof other than the Notes Trustee, on behalf of the holders of the Notes, the Bond Trustee, on behalf of the holders of the Bonds and the Bond Issuer, and the Collateral Agent; provided, however, the Company shall have the right to enforce the provisions of Section 6 to the extent those provisions involve the interests of the Company.

                  13. Notices. All notices, consents, approvals or other communications required under the terms and provisions of this Agreement shall be in writing and sent to the following addresses:

      If to Notes Trustee:      J.P. Morgan Trust Company, National Association

                                -----------------------------------------------

                                -----------------------------------------------
                                Attention:
                                           ------------------------------------
                                Facsimile #:
                                             ----------------------------------

      If to Bond Trustee:       J.P. Morgan Trust Company, National Association

                                -----------------------------------------------

                                -----------------------------------------------
                                Attention:
                                           ------------------------------------
                                Facsimile #:
                                             ----------------------------------

      If to Collateral Agent:   J.P. Morgan Trust Company, National Association

                                -----------------------------------------------

                                -----------------------------------------------
                                Attention:
                                           ------------------------------------
                                Facsimile #:
                                             ----------------------------------

      With copies to:           Weirton Steel Corporation

                                -----------------------------------------------

                                -----------------------------------------------
                                Attention:
                                           ------------------------------------
                                Facsimile #:
                                             ----------------------------------

Notices shall be deemed to have been duly given (a) if delivered personally or otherwise actually received, (b) if sent by overnight delivery service, (c) if mailed by first class United States mail, postage prepaid, registered or certified, with return receipt requested, or (d) if sent by facsimile. Notice mailed as provided in clause (c) above shall be effective on the earlier of the date of actual receipt or three (3) business days after its deposit. Notice given in any other manner described in this paragraph shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender.

                  14. Repayment of Secured Debt. Simultaneously with the repayment or other discharge of the Notes Debt or the Bond Debt, as the case may be, which is secured by the Collateral, the Beneficiary whose Secured Debt is so repaid or discharged shall execute and deliver all instruments as may be reasonably required by the other Beneficiary to release or relinquish such Beneficiary's interest in the Collateral.

                  15. Exculpation. No Beneficiary shall be liable to any other Beneficiary for any action taken by it, including the payment of any monies hereunder, in connection with this Agreement, provided the same is taken in good faith and did not constitute gross negligence or willful misconduct.

                  16. Credit Documents. Each Beneficiary shall have the right to alter or amend its respective Credit Documents and to release or take additional collateral pursuant thereto. Nothing in this Agreement is intended to alter or amend the obligations of any Beneficiary with respect to the Company or any of its Subsidiaries under their respective Credit Documents. Nothing herein is intended to convey upon the Company or any of its Subsidiaries any right or benefit with respect to any Beneficiary, and the Company hereby acknowledges, for itself and its Subsidiaries, that they have no right to enforce the terms hereunder against any Beneficiary. The Company's signature hereto is merely to acknowledge this Agreement, which is for the sole benefit of the Beneficiaries.

                  17. No Recording; Counterparts. This Agreement may not be recorded. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  18. Conflicts. To the extent that the Master Intercreditor Agreement remains in effect and there is a conflict or inconsistency between any provision hereof and thereof, the provisions of the Master Intercreditor Agreement shall control and prevail in all respects. To the extent there is a conflict or inconsistency between any provision hereof regarding the rights as to the Collateral, on the one hand, and any provision of the Credit Documents, on the other hand, this Agreement shall control and prevail as among the Beneficiaries and the Credit Documents shall control and prevail as to the Company.

                  19. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  20. Modifications. Neither this Agreement nor any provision hereof may be modified or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the modification or termination is sought.

                  21. Termination of Agreement. Upon the full repayment of the Bond Debt or the Notes Debt, as the case may be, which is secured by the Collateral, this Agreement shall terminate in all respects except that the party which has been so repaid shall execute and deliver releases and other instruments in form and substance as shall be sufficient to terminate such party's interest in the Collateral.

                  22. Representations Concerning Company: Liability of Beneficiaries. None of the Beneficiaries, nor any of their respective directors, officers, agents or employees, shall be responsible to any other Beneficiary or to any other Person for (a) the Company's solvency, financial condition or ability to repay the Secured Debt or any portion thereof or any other indebtedness to any Beneficiary, (b) any oral or written statements of the Company, or (c) the validity, sufficiency or enforceability of the Secured Debt or any other indebtedness to any Beneficiary, the Credit Documents or the security interests and Liens granted by the Company to any Beneficiary. Each Beneficiary has entered into its financing arrangement with the Company based upon such Beneficiary's own independent investigation, and makes no warranty or representation to any other Beneficiary, nor does such Beneficiary rely on any warranty or representation of any other Beneficiary, with respect to the matters referred to in this paragraph.

                  23. Authority. Each of the parties hereto hereby represents to the other parties hereto that it has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                  24. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  25. No Waiver. The failure by any party hereto to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be cumulative and not exclusive.

                  26. Headings. Paragraph headings used herein are for convenience only, and shall not affect the meaning of any provision of this Agreement

                  27. Exhibits. The exhibits attached to this Agreement are incorporated herein and shall be considered part of this Agreement for all purposes hereunder.

                  28. Assignment. Each of the Beneficiaries covenants that it has not assigned or transferred, and agrees that it will not assign or transfer at any time this Agreement remains in effect, any right, claim or interest of any kind in or to the Collateral, unless such right, claim and interest remains subject to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

                                        NOTES TRUSTEE:

                                        J.P. MORGAN TRUST COMPANY, NATIONAL
                                        ASSOCIATION, as Trustee for the holders
                                        of the notes under that certain
                                        indenture, dated as of __________, 2002, between the Issuer and the Trustee (each as defined therein),


                                        By:
                                            ----------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                   ---------------------------

                                        Address:



                                        BOND TRUSTEE:

                                        J.P. MORGAN TRUST COMPANY, NATIONAL
                                        ASSOCIATION, as Trustee for the holders
                                        of the bonds under that certain
                                        indenture, dated as of __________, 2002, between the Issuer and the Trustee (each as defined therein),


                                        By:
                                            ----------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                   ---------------------------

                                        Address:



                                        COLLATERAL AGENT:

                                        J.P. MORGAN TRUST COMPANY, NATIONAL
                                        ASSOCIATION, as Collateral Agent


                                        By:
                                            ----------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                   ---------------------------

                                        Address:

                                     CONSENT


                  The undersigned hereby consents to the terms of the foregoing Collateral Agency and Second Lien Intercreditor Agreement and agrees to be bound by the terms thereof.

WEIRTON STEEL CORPORATION, a Delaware Corporation

By:
    ----------------------------------
    Name:
          ----------------------------
    Title:
           ---------------------------

Address:
         -----------------------------

         -----------------------------